UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2013

SOUNDBITE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33790	04-3520763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 3, 2013, Sonar Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct, wholly-owned subsidiary of Genesys Telecommunications Laboratories, Inc., a California corporation (“Parent”), completed its acquisition of all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of SoundBite Communications, Inc., a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 20, 2013, among the Company, Parent and Purchaser.

Purchaser’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Purchaser for the Shares at a price of $5.00 per Share, net to the seller in cash and less taxes required to be withheld, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2013, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, originally filed by Parent and Purchaser with the Securities and Exchange Commission (the “SEC”) on June 4, 2013 (the “Offer”), followed by the merger of Purchaser with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

The Offer expired at 12:00 midnight, New York City time, at the end of the day on Monday, July 1, 2013. Based upon information provided by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, an aggregate of 16,067,612 Shares were validly tendered and not validly withdrawn (including Shares tendered under guaranteed delivery procedures), representing approximately 97.04% of the Shares then outstanding. On July 2, 2013, Purchaser accepted for payment all validly tendered and not validly withdrawn Shares and made payment for such Shares in accordance with the terms and conditions of the Offer and applicable law.

On July 3, 2013, following Purchaser’s acceptance for payment of all validly tendered and not validly withdrawn Shares and pursuant to the terms of the Merger Agreement, Purchaser completed the Merger in accordance with the provisions of Delaware law that authorized the completion of the Merger without a vote or meeting of the stockholders of the Company. The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent. Purchaser also paid approximately $10.04 million in cash for all in-the-money options and restricted stock units accelerated as of the effective time of the Merger (the “Effective Time”),

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2013, incorporated herein by reference.

The aggregate merger consideration paid by Parent was approximately $92.93 million, without giving effect to related transaction fees and expenses.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Global Market (“NASDAQ”). Accordingly, NASDAQ, at the Company’s request, filed with the SEC on July 3, 2013, a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on NASDAQ was suspended as of the close of trading on July 3, 2013.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each Share outstanding immediately prior to the Effective Time (excluding Shares held by (i) the Company, directly or indirectly (including Shares held in treasury), Parent, Purchaser or any other subsidiary of Parent or (ii) stockholders of the Company who properly exercised their appraisal rights under Delaware law) was converted into the right to receive $5.00 per Share, in cash, without interest and less applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of and payment for Shares in the Offer on July 2, 2013, a change of control of the Company occurred. Upon the Effective Time, the Company became a direct, wholly-owned subsidiary of Parent. The information set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2013, William J. Geary, Vernon F. Lobo, James A. Milton, Justin J. Perreault, Jill D. Smith, Eileen M. Rudden, and Rodger Weismann resigned as directors of the Company. Each director resigned pursuant to the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies, or practices.

Mark Alloy, James Budge, James M. Rene, and Paul Segre became directors of the Company on July 3, 2013. Information about Messrs. Alloy, Budge, Rene, and Segre has been previously disclosed in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on June 4, 2013 and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation in effect immediately prior to the Effective Time was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) to be substantially in the form of the certificate of incorporation set forth as Annex III to the Merger Agreement. A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s bylaws in effect immediately prior to the Effective Time were amended and restated in their entirety (the “Fifth Amended and Restated Bylaws”) to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “SoundBite Communications, Inc.” A copy of the Fifth Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this report.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Fifth Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.

Date: July 3, 2013	By:	/s/ James M. René
	Name: Title:	James M. René Secretary